ATTACHMENT TO GRINNELL CORPORATION COLUMBIA PLANT
                  RETIREMENT SAVINGS AND INVESTMENT PLAN
                     FOR HOURLY EMPLOYEES COVERED BY A
                      COLLECTIVE BARGAINING AGREEMENT


1. In addition to the Matching Contribution provided in Paragraph 6C of the Adoption Agreement, the Employer shall also make an initial Employer Contribution equal to $100 for each Member who elects to enroll in the Plan on July 1, 1992 and an additional initial Employer Contribution equal to $200 for each Member whose age plus Years of Vesting Service equal 80 points or greater and who elects to enroll in the Plan on July 1, 1992. Any other Employer Contribution made to the Plan shall be allocated on a per capita basis to each Participant who is actively employed on the date of such contribution. The allocation language set forth herein shall override any language to the contrary in Paragraph 6D of the Adoption Agreement and
     Section 5.05B of the Basic Plan Document.

2. Notwithstanding Paragraph 9 of the Adoption Agreement, each eligible employee who is hired before July 1, 1992 can enroll in the Plan on July 1, 1992. Each eligible employee hired after July 1, 1992 who is 55 or older on date of hire is eligible to enroll in the Plan on the Entry Date coincident with or immediately following his date of hire.

3. Section 2.08 of the Basic Plan Document is amended by deleting said Section in its entirety and substituting the following in lieu thereof:

     "2.08 'Disability' means any medical determinable physical or mental impairment of the Member which qualifies the Member for Social Security disability benefits."

4. Section 4.04B of the Basic Plan Document is amended by deleting the reference to "fifteen (15) days" and sub-stituting therefor "thirty (30) days."

5. Section 4.04B of the Basic Plan Document is amended by adding the following at the end thereof:

     "A Member who suspends contributions may resume contributions as of any Entry Date which succeeds the date of suspension by at least six (6) months, by means of written notice to the Plan Administrator at least thirty (30) days prior to the date on which the resumption is to be effective."


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6.   Section 7.05 of the Basic Plan Document is amended by add-
     ing the following sentence at the end thereof:

     "A Member who is on layoff status shall not be deemed to have incurred a termination of employment, but such Member shall not be eligible to make Elective Deferrals or to receive Matching Contributions and Employer Contributions while on layoff status."